                   REPORTS OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareowners of MediaOne Group, Inc.:

    We have audited in accordance with generally accepted auditing standards, the consolidated financial statements for the years ended December 31, 1997 and 1996 included in MediaOne Group, Inc.'s (the "Company's") Current Report on Form 8-K filed June 18, 1998, and have issued our report thereon dated June 12, 1998 appearing on page 27. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The schedule appearing on page 2 of this Form 8-K is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. The information for the years 1997 and 1996 on this schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP
Denver, Colorado,
June 12, 1998.

                            ------------------------

    Our report on the restated consolidated financial statements of MediaOne Group, Inc. (formerly U S WEST, Inc., see Note 23 to the consolidated financial statements) is included on page 28 of this Form 8-K. In connection with our audit of such restated consolidated financial statements, we have also audited the related restated consolidated financial statement schedule, (see Note a), for the year ended December 31, 1995 listed in Item 7 of this Form 8-K.

    In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

COOPERS & LYBRAND L.L.P.

Denver, Colorado
February 12, 1996

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
                              MEDIAONE GROUP, INC.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                             (DOLLARS IN MILLIONS)

                                                         BALANCE AT                      CHARGED TO                    BALANCE AT
                                                        BEGINNING OF     CHARGED TO         OTHER                        END OF
                                                           PERIOD          EXPENSE        ACCOUNTS      DEDUCTIONS       PERIOD
                                                        -------------  ---------------  -------------  -------------  -------------
ALLOWANCE FOR CREDIT LOSSES(a)
    1997..............................................    $      65       $      73       $      20      $      94(b)   $      64
    1996..............................................           38              44              28             45(b)          65
    1995..............................................           21              34              13             30(b)          38

REAL ESTATE VALUATION ALLOWANCE AND 1993 PROVISION FOR
LOSS ON DISPOSAL OF THE CAPITAL ASSETS SEGMENT (after
tax)
    1997..............................................          100          --              --                (16)           116
    1996..............................................           56          --              --                (44)           100
    1995..............................................           77          --              --                 21             56

------------------------------

(a) Amounts have been restated to reflect New U S WEST as a discontinued operation. See Note 23 to the Consolidated Financial Statements.

(b) Represents credit losses written off during the period, less collection of amounts previously written off.

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